UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  March 2, 2011

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Helmerich & Payne, Inc. (the “Company”) was held on March 2, 2011.  Of the 106,596,407 shares of the Company’s common stock outstanding and entitled to vote at the meeting, 91,073,460 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.        To elect three directors comprising the class of directors of the Company known as the “Second Class” for a three-year term expiring in 2014.

Nominee	For	Withhold	Broker Non-Vote
John D. Zeglis	80,009,843	4,506,676	6,556,941
William L. Armstrong	80,165,242	4,351,277	6,556,941

2.        To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending September 30, 2011.

For	Against	Abstain	Broker Non-Vote
89,754,624	961,381	357,455	0

3.             To consider and vote upon approval of the proposed Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Vote
73,712,734	7,361,304	3,442,481	6,556,941

4.             To cast an advisory vote to approve the compensation of our executives disclosed in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Vote
79,670,656	1,412,462	3,433,401	6,556,941

5.             To cast an advisory vote on whether a stockholder advisory vote to approve executive compensation should occur every 1, 2 or 3 years.

1 Year	2 Years	3 Years	Abstain
47,295,346	2,140,182	31,880,594	3,200,397

6.             To consider a non-binding stockholder proposal to eliminate classification of terms of the Company’s Board of Directors to require that all directors stand for election annually.

For	Against	Abstain	Broker Non-Vote
62,743,567	21,519,029	253,923	6,556,941

Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation

Based on a majority of votes cast, the stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year.  The Company has decided that it will follow the recommendation of its stockholders.  As such, the Company will include a stockholder vote on the compensation of executive officers in its proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/S/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: March 2, 2011